SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

May 13, 2005 (Date of earliest event reported)

FFLC BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-22608 (Commission File Number) 800 North Boulevard West, Post Office Box 490420, Leesburg, Florida (Address of Principal Executive Offices)	59-3204891 (IRS Employer Identification Number) 34749-0420 (Zip Code)

(352) 787-3311
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a press release issued today, May 13, 2005, FFLC Bancorp, Inc. CEO Stephen T. Kurtz announced that at a meeting of shareholders of FFLC held on May 12, 2005, shareholders overwhelmingly approved the merger of FFLC and Colonial BancGroup, Inc., with approximately 94% of the votes cast in favor of the transaction. Mr. Kurtz noted that the merger is expected to close on May 18, 2005, and that the conversion is expected on June 2, 2005.

The full text of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 13, 2005

By: Name: Title: By: Name: Title:	FFLC Bancorp Inc. /s/ Stephen T. Kurtz Stephen T. Kurtz President and Chief Executive Officer /s/ Paul K . Mueller Paul K. Mueller Executive Vice President and Chief Financial Officer